Exhibit 10.17

Loan IOU Number： 123072820100150942

（2019041 edition/Electronic channel version/Suitable for online working capital loans/Made in April, 2023）

Date of application：July 26, 2023

Borrower	Jiangsu HUHU Electromechanical Technology Co.,Ltd			Repayment account
Payee	Jiangsu HUHU Electromechanical Technology Co.,Ltd			Receipt account
The type of borrowing	Online working loan	Loan currency	RMB	The purpose of the loan	Supplement of liquidity funds
Amount of loan (in words)	two million yuan			Loan Amount (in lower case)	2,000,000. 00
Annual loan rate (single interest)	3. 4500000%			Annual interest rate for overdue execution	5. 1750000%
Discount	--	Annual borrowing rate after discount (simple interest )		--	Overdue annual interest rate after the discount	--
The way the interest rates are adjusted	fixed interest rate	Repayment method	Pay the interest many times, pay the principal once	Due date	2024-07-27	The cycle of knot interest	Monthly
Remarks: The above loan has been transferred to the borrower’s account or the payee’s account designated by the borrower				Bank seal:

1 、The contract number is 07800LK23C817J1, and the loan date is July 28,2023.

2 、Whether the loan is issued by the lender itself or entrusted to other branches of the Bank of Ningbo, the borrower shall still perform the relevant rights and obligations in accordance with the loan contract.

3 、The annual interest rate of the loan (single interest) is determined by the one-year loan market quotation rate (LPR) of 3. 5500000% (minus) 10.0000000BP on July 28,2023.

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